AGREEMENT
                                    ---------

Artist Allison Smith ('Artist') and Innovatia, Inc., a Colorado corporation dba Broadcast Art Show ('BAS'), for mutual consideration hereby acknowledged, do agree as follows:

     1. Artist warrants that he/she is the sole owner of the below-described art work(s), and that they are his/her original work;
     2. Artist grants unto BAS the full authority to receive, possess, and display the subject art work on a company-generated printing.
     3. Artist further authorizes the display of the subject art works on www.broadcastartshow.com as a sample of art to be shown publicly. This
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          authority is limited to one year and is revocable by artist upon written notice at any time.
     4. BAS agrees to furnish Artist with five copies of any printed pieces using the subject artwork at no charge, and authorizes Artist to list such materials in any resume or list of publications without notice to BAS in perpetuity.
     5. As inducement to Artist, BAS agrees that artist may exhibit any works accepted by BAS for public display without any fees in perpetuity. Artworks submitted are subject to review and approval by BAS.


Agreed to this 24th day of August, 2001



/s/ Allison Smith
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Artist


/s/ Bruce Penrod for Innovatia, Inc.
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Bruce Penrod, V. Pres., Innovatia, Inc (dba Broadcast Art Show)


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